As filed with the Securities and Exchange Commission on June 8, 2000
                                                       Registration No. 333-____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             BASF AKTIENGESELLSCHAFT
             (Exact name of Registrant as specified in its charter)
                                BASF CORPORATION*
                 (Translation of Registrant's name into English)
Federal Republic of Germany                                  Not Applicable
(State or other jurisdiction                                (I.R.S. Employer
       of organization)                                    Identification No.)
                                   ----------
                              Carl Bosch Strasse 38
                           Ludwigshafen, GERMANY 67056
                    (Address of principal executive offices)
                                   ----------
                  BASF Corporation Employee Stock Purchase Plan
                     BASF Corporation Employee Savings Plan
                           (Full titles of the plans)
                                   ----------
                             Peter Oakley, Chairman
                                BASF Corporation
                         3000 Continental Drive - North
                          Mount Olive, New Jersey 07828
                                 (973) 426-2600
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
              Title of                     Amount            Proposed Maximum          Proposed Maximum        Amount of
          Securities to be                  to be           Offering Price Per             Aggregate         Registration
          Registered (1)(2)            Registered (3)            Share (4)            Offering Price (4)          Fee
----------------------------------------------------------------------------------------------------------------------------
BASF Ordinary Shares of no par value      9,140,000              $43.72                   $399,600,800           $105,494.61
(the "Shares")
----------------------------------------------------------------------------------------------------------------------------

(1) American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares have been registered pursuant to a separate Registration Statement on Form F-6 filed on May 25, 2000 (Registration No. 333-12016) and are traded on the New York Stock Exchange under the ticker symbol "BF."
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the BASF Corporation Employee Savings Plan.
(3) Comprised of the following numbers of American Depositary Shares reserved for issuance under each of the plans: 1,540,000 pursuant to the BASF Corporation Employee Stock Purchase Plan and 7,600,000 pursuant to the BASF Corporation Employee Savings Plan.
(4) Estimated solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the American Depositary Shares on the New York Stock Exchange on June 7, 2000 in accordance with Rules 457(c) and (h) under the Securities Act.
* BASF Corporation is also the name of a wholly owned subsidiary of the Registrant in the United States.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

































--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

                  The following documents have been filed by BASF
Aktiengesellschaft (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

         (a) The Registrant's Registration Statement on Form 20-F, File No. 001-15909, filed with the Commission on May 25, 2000 (the "Form 20-F");

         (b) The description of the Registrant's Shares and American Depositary Shares registered pursuant to Section 12 (b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in "Item 14 -- Description of Securities To Be Registered" of the Registrant's Form 20-F described in, and incorporated by reference by, paragraph (a) above; and

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part thereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

                  Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.


Item 6.  Indemnification of Directors and Officers.

                  The Articles of Association (Satzung) of the Registrant do not provide for any arrangement pursuant to which any member of the supervisory board or any officer of the Registrant is insured in any manner against liability which he may incur in his capacity as such. The Registrant maintains, at its own expense, liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.


Item 8.  Exhibits.

                  See Exhibit Index.

                  The securities being registered hereby are not original issuance securities. Pursuant to Form S-8, Part II, Item 8 (a), an opinion of counsel as to the legality of the shares is accordingly not required.

                  The Registrant has submitted the BASF Corporation Employee Savings Plan to the Internal Revenue Service (the "IRS") in a timely manner for a determination as to the qualification of the plan under Sections 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, and the Registrant will cause all changes required by the IRS to be made to maintain the qualification of the plan.


Item 9.  Undertakings.

                  (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



                  The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ludwigshafen/Rhine, the Federal Republic of Germany, on this 8th day of June, 2000.

                                         BASF Aktiengesellschaft


                                         By:  s/ Dr. Eckart Sunner
                                              ---------------------------------
                                              Name:  Dr. Eckart Sunner
                                              Title: President Legal Affairs,
                                                     Taxes and Insurance

                                         By:  s/ Dr. Klaus-Jurgen Bohm
                                              ---------------------------------
                                              Name:  s/Dr. Klaus-Jurgen Bohm
                                              Title: Senior Vice President
                                                     Capital and Money Markets

                  Power of Attorney. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2000. In addition, each of the undersigned hereby constitutes and appoints Dr. Eckart Sunner and Dr. Klaus-Jurgen Bohm jointly and severally his/her attorneys in-fact, each with the power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.




s/ Dr. Jurgen Strube
-----------------------------------------------------
Name:  Dr. Jurgen Strube
Chairman of the Board of Executive Directors
(Director and Principal Executive Officer)

s/ Max Dietrich Kley
-----------------------------------------------------
Name:  Max Dietrich Kley
Deputy Chairman of the Board of Executive Directors and Chief Financial Officer
(Director, Principal Accounting Officer and Principal
Financial Officer)

s/ Helmut Becks
-----------------------------------------------------
Name:  Helmut Becks
Director

s/ Dr. John Feldmann
-----------------------------------------------------
Name:  Dr. John Feldmann
Director

s/ Dr. Jurgen Hambrecht
-----------------------------------------------------
Name:  Dr. Jurgen Hambrecht
Director

s/ Dr. Stefan Marcinowski
-----------------------------------------------------
Name:  Dr. Stefan Marcinowski
Director

s/ Peter Oakley
-----------------------------------------------------
Name:  Peter Oakley
Director and Authorized U.S. Representative

s/ Eggert Voscherau
-----------------------------------------------------
Name:    Eggert Voscherau
Director

                            AUTHORIZED REPRESENTATIVE



Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on June 8, 2000, by the undersigned as the Registrant's duly authorized representative in the United States.





                                        By:    s/ Peter Oakley
                                            ------------------------------------
                                            Name:  Peter Oakley
                                            Title:  Chairman of BASF Corporation

         Employee Savings Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Olive, State of New Jersey, on this 8th day of June, 2000.



                                       BASF CORPORATION
                                       EMPLOYEE SAVINGS PLAN



                                   By:     s/ Norman H. Maas
                                       -----------------------------------------
                                       Name:  Norman H. Maas
                                       Title: Sr. Vice President Human Resources

                                  EXHIBIT INDEX



Exhibit Number     Description of Document                       Sequential Page
                                                                      Number

4.1 Articles of Association (Satzung) of the Registrant as amended (English translation included) (incorporated by reference to
                   Exhibit 1.1 of the Registrant's Registration
                   Statement, on Form 20-F, filed with the
                   Commission on May 25, 2000).

4.2 Form of Deposit Agreement among BASF Aktiengesellschaft, The Bank of New York as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts (incorporated by reference to Exhibit
                   2.1 of the Registrant's Registration Statement on Form 20-F, filed with the Commission on May 25, 2000).

4.3                The BASF Corporation Employee Stock Purchase
                   Plan.

4.4                The BASF Corporation Employee Savings Plan.

23.1               Consent of Deloitte & Touche GmbH
                   Wirtschaftsprufungsgesellschaft, the
                   Registrant's independent accountants.

24 Powers of Attorney (included on signature page).








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